UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2019

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2019, Cerecor Inc. (the “Company”) notified Nasdaq that as a result of Simon Pedder’s appointment as Executive Chairman of the Board, he is no longer an independent director under Nasdaq Listing Rules, and will no longer serve on the Company’s Audit Committee, as described in Item 5.02 of this Current Report on Form 8-K. Therefore, the Company will no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee be comprised of three independent directors. At this time, the Company’s Audit Committee is comprised of two independent directors.

Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company is entitled to a cure period to regain compliance with Listing Rule 5605(c)(2)(A), which cure period will expire upon the earlier of (1) the Company’s next annual stockholders’ meeting; or (2) if the next annual stockholders meeting is held on or before October 8, 2019, then the Company must evidence compliance no later than October 8, 2019.

On April 11, 2019, Nasdaq issued a letter to the Company (the “Nasdaq Letter”) confirming the Company’s noncompliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) and the cure period by which the Company must regain compliance under Nasdaq Listing Rule 5605(c)(4)(B), all as described above.

The Board intends to conduct a director search process and expects to be compliant with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) by the end of the cure period.

As the Company reported on a Form 8-K dated March 29, 2019, as of March 26, 2019, the Company no longer complied with Nasdaq’s independent director requirement as set forth in Nasdaq Listing Rule 5605 and consistent with Nasdaq Listing Rule 5605(b)(1)(A), the Company was relying on the cure period to fill the one vacancy on its Board.

The Nasdaq Letter notified the Company that following Dr. Pedder’s appointment to Executive Chairman of the Board, the Company now has 45 calendar days to submit a plan to regain compliance with the majority independent board requirement. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days to evidence compliance.

The Company expects to regain compliance with Nasdaq’s majority independent board requirement within the time frame prescribed by Nasdaq.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Effective April 15, 2019 (the “Effective Date”), the Company appointed Simon Pedder as Executive Chairman of the Board of the Company. At this time, Joseph Miller, the Company’s current Chief Financial Officer, will serve as the Company’s “principal executive officer” for SEC filing purposes. Dr. Pedder has served on the Company’s board of directors (the “Board”) since April of 2018.

Because Dr. Pedder will be an employee of the Company, he is stepping off of the Audit Committee and Nominating and Corporate Governance Committee and independent directors Phil Gutry and Magnus Persson will serve on the Nominating and Corporate Governance Committee.

The Company will rely on the cure period under Nasdaq Listing Rule 5605(c)(4)(B) to regain compliance with audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A), as described in Item 3.01 above.

Dr. Pedder, age 58, has served on our Board since April 2018. Dr. Pedder currently serves as the Chief Business and Strategy Officer, Proprietary Products at Athenex, Inc (NASDAQ: ATNX), a global biopharmaceutical company dedicated to the discovery, development, and commercialization of novel therapies for treatment of cancer. Dr. Pedder has had a long career in drug development, including leadership roles as President and Chief Executive Officer of Cellectar Biosciences from April 2014 to June 2015, and President and Chief Executive Officer of Chelsea Therapeutics from May 2004 to July 2012. Previously he was Vice President of Oncology Pharma Business at Hoffmann-LaRoche, Life Cycle Leader and Global Project Leader of Pegasys/IFN and Head of Hepatitis Franchise at Hoffmann-LaRoche, and Vice President and Head of Drug Development at Shearwater Corporation. Formerly, he was faculty in the Department of Pharmacology in the College of Medicine at the University of Saskatchewan, where he obtained his Ph.D. in Pharmacology. In addition, Dr. Pedder obtained a Master of Science in Toxicology from Concordia University, a Bachelor of Science in Environmental Studies from the University of Waterloo and completed the Roche-sponsored Pharmaceutical Executive Management Program at Columbia Business School.

Dr. Pedder has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Dr. Pedder had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
In connection with Dr. Pedder’s appointment as Executive Chair of the Board, the Company and Dr. Pedder entered into an employment agreement. Dr. Pedder’s base salary under the employment agreement is initially $350,000 per year, subject to review and adjustment by the Board from time to time. Dr. Pedder will receive a $50,000 signing bonus upon joining the Company and is eligible for an annual discretionary cash bonus with a target of 60% of his base salary and the possibility of over-achievement as determined by the Board, subject to his achievement of any applicable performance targets and goals established by the Board. Pursuant to the employment agreement, the Company granted Dr. Pedder three equity awards as follows: (i) restricted stock units for 250,000 shares of Company common stock with 50,000 shares immediately vested and the remainder vesting in three equal annual increments based on continued employment, with the tax burden of the immediately vested stock to be covered by the Company; (ii) an option to purchase 300,000 shares of Company common stock vesting 1/3 on the first anniversary of the Effective Date and 1/36th per month thereafter, with an exercise price equal to the market value on the date of grant; and (iii) an option to purchase 300,000 additional shares of Company common stock vesting 1/3 upon the Company’s common stock closing at or above $8.00 per share (adjusted for any stock splits or the like) for three consecutive days,1/3 upon the Company’s common stock closing at or above $10.50 per share (adjusted for any stock splits or the like) for three consecutive days, and 1/3 upon the Company’s common stock closing at or above $13.00 per share (adjusted for any stock splits or the like) for three consecutive days, with an exercise price equal to the market value on the date of grant. In order to comply with NASDAQ listing rules, a portion of these grants are subject to stockholder approval of an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares issuable thereunder.

Dr. Pedder is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

In the event that Dr. Pedder’s employment is terminated by the Company without “Cause” or by Dr. Pedder for “Good Reason” (each as defined in his employment agreement), in each case subject to Dr. Pedder entering into and not revoking a separation agreement in a form acceptable to the Company, Dr. Pedder will be eligible to receive:

•	accrued benefits under the employment agreement through the termination date;

•	severance payments equal to his then-current base salary for a period of 18 months, as well as 150% of Dr. Pedder’s then current target bonus;

•	vesting of all time-based equity grants that would have vested within 18 months after Dr. Pedder’s last day of employment; and

•
if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Dr. Pedder and his covered dependents prior to the date of termination, until the earliest of (x) 18 months after Dr. Pedder’s termination; (y) expiration of Dr. Pedder’s continuation coverage under COBRA; or (z) the date when Dr. Pedder is eligible for substantially equivalent health insurance.

In the event of Dr. Pedder’s death or disability, Dr. Pedder (or his estate, if applicable) will be entitled to receive the same benefits described above that would otherwise apply if Dr. Pedder’s employment had been terminated without “Cause” or by Dr. Pedder for “Good Reason”.

In the event that Dr. Pedder’s employment is terminated by the Company without “Cause” by a successor company following a change in control, Dr. Pedder will be eligible to receive:

•	accrued benefits under the employment agreement through the termination date;

•	severance payments equal to his then-current base salary for a period of 24 months, as well as 200% of Dr. Pedder’s then current target bonus;

•	full vesting of all unvested equity grants; and

•
if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Dr. Pedder and his covered dependents prior to the date of termination, until the earliest of (x) the maximum number of months allowed under COBRA after Dr. Pedder’s termination; (y) expiration of Dr. Pedder’s continuation coverage under COBRA; or (z) the date when Dr. Pedder is eligible for substantially equivalent health insurance.

Subject to any termination, Dr. Pedder will be subject to a confidentiality covenant, a 12-month non-competition covenant, and a 12-month non-solicitation and non-interference covenant.

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Effective April 15, 2019 (the “Separation Date”), the Company’s Chief Executive Officer, Peter Greenleaf, resigned in his capacity of Chief Executive Officer of the Company. Mr. Greenleaf was serving as the Company’s principal executive officer. Mr. Greenleaf’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Greenleaf will continue to serve on the Company’s Board of Directors. Mr. Greenleaf will provide consultation and advice to the Company for no additional consideration, as the Company may reasonable request from time to time in order to transition Mr. Greenleaf’s job duties, for a period of 60 days following the Separation Date.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.         Description

10.1	Employment Agreement, dated April 10, 2019, by and between Cerecor Inc. and Simon Pedder.

99.1	Press release dated April 11, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: April 12, 2019	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

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